UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 8, 2017
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between February 6, 2017 and February 8, 2017, BioRestorative Therapies, Inc. (the "Company") issued an aggregate of 157,668 shares of common stock of the Company at an aggregate purchase price of $498,000.  In consideration of the share purchases, the Company issued to certain of the subscribers five year warrants for the purchase of an aggregate of 107,668 shares of common stock of the Company at an exercise price of $4.00 per share.

Between February 8, 2017 and February 10, 2017, the Company issued an aggregate of 95,802 shares of common stock of the Company in exchange for outstanding indebtedness in the aggregate amount of $287,402, inclusive of accrued and unpaid interest.  In consideration of the exchanges, the Company issued to the debtholders five year warrants for the purchase of an aggregate of 95,802 shares of common stock of the Company at an exercise price of $4.00 per share.  In addition, in consideration of the exchange by one debtholder, the Company agreed to extend the expiration dates of certain warrants held by the debtholder for the purchase of an aggregate of 18,000 shares of common stock of the Company to February 8, 2022.

On January 3, 2017, in consideration of a loan to the Company in the amount of $200,000, the Company issued to the lender a five year warrant for the purchase of 20,000 shares of common stock of the Company at an exercise price of $4.00 per share.  The warrant was valued at $32,600.

On January 31, 2017, in consideration of the extension of the maturity date for the repayment of a loan, the Company issued to the lender a five year warrant for the purchase of 3,000 shares of common stock of the Company at an exercise price of $4.00 per share.  The warrant was valued at $4,890.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, and Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 14, 2017, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") reduced the exercise price of outstanding options for the purchase of an aggregate of 1,208,950 shares of common stock of the Company (with exercise prices ranging between $5.70 and $30.00 per share) to $4.70 per share, which was the closing price for the Company's common stock on February 13, 2017, as reported by the OTCQB.  The exercise price reduction related to options held by, among others, the Company's executive officers and directors with respect to the following number of shares: (i) Mark Weinreb, the Company's President, Chief Executive Officer and Chairman of the Board:  494,500 shares, (ii) A. Jeffrey Radov, one of the Company's directors: 238,000 shares, (iii) Paul Jude Tonna, one of the Company's directors:  100,000 shares, (iv) Dr. Charles S. Ryan, one of the Company's directors: 35,000 shares, (v) Francisco Silva, the Company's Vice President of Research and Development:  100,650 shares, (vi) Edward L. Field, President of the Company's Disc/Spine Division:  50,000 shares, and (vii) Mandy Clyde, the Company's Vice President of Operations:  54,050 shares.

     On February 14, 2017, the Compensation Committee amended the performance goals for the bonus payable to Mr. Weinreb for 2016, and established performance goals for the bonus payable to Mr. Weinreb for 2017, as set forth in the letter agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits:

10.1 Letter agreement, dated February 14, 2017, between BioRestorative Therapies, Inc. and Mark Weinreb.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: February 14, 2017	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer